Exhibit 10 (h)

                                 RETIREMENT AND
                             DEATH BENEFIT AGREEMENT


                  THIS AGREEMENT is entered into as of December 23, 2003, by and between DOWNINGTOWN NATIONAL BANK (the "Bank") and HENRY F. THORNE (the "Executive") to provide for payment of a death benefit and a retirement benefits as provided herein.

                                    ARTICLE I
                         TERMINATION OF PRIOR AGREEMENT

                  The Death Benefit Agreement between the Bank and the Executive dated November 24, 1999, is hereby terminated and superseded in its entirety by this Agreement.

                                   ARTICLE II
                                   DEFINITIONS

                  The following terms, as used in this Agreement, shall have the meaning set forth below:

                  A. "Beneficiary" shall mean any person, corporation, trust, estate, or combination of these, last designated in writing by Executive to receive the death benefit set forth in Section B of Article IV, below, or, in the absence of any such effective written designation, the Executive's surviving spouse or, if the Executive is not married at his death, his estate.

                  B. "Cause" shall mean termination for personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, conviction of a felony, suspension or removal from office or prohibition from participation in the conduct of Holding Company's or Bank's affairs pursuant to a notice or other action by any regulatory agency, or willful violation of any law, rule or regulation or final cease-and-desist order which in the reasonable judgment of the Board of Directors of the Holding Company or




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the Bank will probably cause substantial economic damages to the Holding Company or the Bank, willful or intentional breach or neglect by Executive of his duties, or material breach of any material provision of this Agreement. For purposes of this paragraph, no act, or failure to act on Executive's part shall be considered "willful" unless done, or omitted to be done, by him without good faith and without reasonable belief that this action or omission was in the best interest of the Holding Company or the Bank; provided that any act or omission to act by Executive in reliance upon an approving opinion of counsel to the Holding Company or the Bank or counsel to the Executive shall not be deemed to be willful. The terms "incompetence" and "misconduct" shall be defined with reference to standards generally prevailing in the banking industry. In determining incompetence and misconduct, the Bank shall have the burden of proof with regard to the acts or omission of Executive and the standards prevailing in the banking industry.

                  C. "Code" shall mean the Internal Revenue Code of 1986, as amended or replaced from time to time.

                  D. "Holding Company" shall mean DNB Financial Corporation, the Bank's sole shareholder.

                  E. "Normal Retirement Age" shall mean the Executive's 65th birthday.

                  F. "Policy" shall mean the Flexible Premium Adjustable Life policy on the life of the Executive, Policy Number 1A2370661-0, issued by Pacific Life Insurance Company.

                                   ARTICLE III
                               RETIREMENT BENEFIT

                  A. If the Executive remains employed, continuously, by the Bank until his Normal Retirement Age, he shall, upon his termination of employment for any reason other than Cause, receive an annual retirement benefit


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of thirty-four thousand, nine hundred and fifteen dollars ($34,915) payable in
12 equal monthly installments commencing on the first day of the calendar month following the date of his termination of employment and ending on the first day of the calendar month of his death.

                  B. Upon any termination of Executive's employment with the Bank prior to his Normal Retirement Age for any reason other than Cause, Executive shall be entitled to an annual retirement benefit payable in 12 equal monthly installments commencing on the first day of the calendar month following his Normal Retirement Age, should he survive to his Normal Retirement Age, and ending on the first day of the calendar month of his death. The amount of the annual retirement benefit payable pursuant to this Section C shall be equal to the annual retirement benefit set forth in Section B, above, multiplied by a fraction, the numerator is the number of whole years of the Executive's service with the Company prior to his termination of employment, and the denominator of which is the number of whole years of service which the Executive would have completed had he remained employed, continuously, by the Company until his Normal Retirement Age.

                  C. In addition to the retirement benefit payable to the Executive pursuant to this Article, the Executive shall also receive, contemporaneously with each monthly installment of such retirement benefit, a tax allowance sufficient to compensate Executive for his federal and state income, employment and excise tax liabilities attributable to the retirement benefit and the tax allowance. In computing the tax allowance, the amount of each monthly installment of the retirement benefit shall be multiplied by a tax allowance percentage ("TAP"). The TAP shall be determined as follows:

                         TAP = Tax Rate / (1 - Tax Rate)


For this purpose, the "Tax Rate" for purposes of computing the TAP shall be the





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sum of the highest marginal federal and state income, employment and excise tax rates provided by law for the calendar year in which the payments pursuant to this Article are subject to such taxes.

                                   ARTICLE IV
                                  DEATH BENEFIT

                  A. The Executive shall take such steps as may be necessary to transfer ownership of the Policy to the Bank as of January 1, 2004, or as soon as practicable thereafter. Following such transfer, the Bank shall be the sole and absolute owner of the Policy, shall be solely responsible for paying premiums with respect to the Policy in an amount that is sufficient, at least, to maintain the death benefit set forth in Section B, below, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

                  B. The Executive shall be entitled to select the Beneficiary to receive seven hundred and fifty-thousand dollars ($750,000) of the death benefits payable under the Policy upon his death. Contemporaneously with the execution of this Agreement, or as soon as practicable hereafter, the Bank and the Executive shall execute a Beneficiary designation in the form of an endorsement acceptable to the issuer of the Policy for such purpose. Such Beneficiary designation shall not be terminated, altered or amended by the Bank, without the express written consent of the Executive. The parties hereto agree to take all action necessary to cause the Beneficiary designation and settlement election provisions of the Policy to conform to the provisions hereof. The Bank shall not terminate, alter or amend such designation or election without the express written consent of the Executive.

                  C. The Bank shall annually furnish the Executive a statement of the amount of income reportable by the Executive for federal and state income




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tax purposes as a result of the Bank's payment of premiums with respect to the
Policy for the insurance protection provided hereunder for the Beneficiary. The Bank shall make an annual cash payment to the Executive in recognition of the federal and state taxes for which he is liable as a result of both the Bank's payment of premiums and such reimbursement. The amount of such reimbursement shall be equal to 56.25% of the portion of the annual premium taxable to the Executive.

                  D. Except as otherwise provided herein, the Bank shall not sell, assign, transfer, surrender or cancel the Policy, or change the beneficiary designation provision thereof, without, in any such case, the express written consent of the Executive.

                  E. The Bank may pledge or assign the Policy, subject to the terms and conditions of this Agreement, for the sole purpose of securing a loan from the issuer of the Policy or from a third party. Interest charges on such loan shall be paid by the Bank. If the Bank so encumbers the Policy, other than by a policy loan from the issuer, then, upon the death of the Executive, the Bank shall promptly take all action necessary to secure the release or discharge of such encumbrance.

                  F. Upon the death of the Executive, the Bank shall cooperate with the Beneficiary to take whatever action is necessary to collect the death benefit provided under the Policy. The amount payable to the Beneficiary pursuant to Section B, above, shall be paid directly to the Beneficiary, and the Bank, or such other beneficiary designated by the Bank, shall have the unqualified right to receive the balance, if any, of the death benefit payable under the Policy.

                  G. Except as the parties may otherwise provide by means of an amendment to this Agreement, the provisions of this Article IV shall remain in




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force for the life of the Executive, unless the Executive's employment is terminated by the Bank for Cause. If the Executive's employment is terminated by the Bank for Cause, the Bank shall retain ownership of the Policy and all rights associated therewith, including, but not limited to, the right to receive, or to designate a beneficiary to receive, the entire death benefit provided under the Policy, or to terminate the Policy, and neither the Executive nor the Beneficiary shall have any interest in or rights under the Policy.

                                    ARTICLE V
                    EXECUTIVE'S RIGHTS AS A GENERAL CREDITOR

A. Except as provided in Article IV, above, the Executive, any Beneficiary, or any other person claiming through the Executive under this Agreement, shall have solely the rights of an unsecured general creditor of the Bank and shall have no right to look to any specific or special property of the Bank to satisfy a claim for benefit payments.

                  B. The Bank may establish a trust for the purpose of funding the benefits to be provided hereunder, or its obligations under this Agreement and similar agreements or plans which it may entire into or establish for the benefit of the Executive, other employees of the Bank, or both. Such trust shall include such terms, restrictions and limitations as necessary to ensure that it will be treated as a "grantor trust" within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, with respect to the Bank. The Bank may make contributions to the trust from time to time as necessary to provide for the payment of benefits hereunder.





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                                   ARTICLE VI
                                CLAIMS PROCEDURE

                  The following claims procedure shall apply for purposes of this Agreement.

                  A. Filing of a Claim for Benefits: Executive or his Beneficiary shall make a claim for the benefits provided under this Agreement to the Bank.

                  B. Claim Denial: With respect to a claim for benefits under this Agreement, the Bank shall review and make all decisions related to claim approvals or claim denials.

                  C. Notification to Claimant of Decision: If a claim is wholly or partially denied, notice of the decision, meeting the requirements of paragraph D of this Article, shall be furnished to the claimant within thirty
(30) days after the claim has been filed.

                  D. Content of Notice: The Bank shall provide to any claimant who is denied a claim for benefits written notice setting forth in a manner calculated to be understood by the claimant, the following:

                  (1) The specific reason or reasons for the denial;

                  (2) Specific reference to the Agreement provisions on which the denial is based;

                  (3) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                  (4) An explanation of this Agreement's claim review procedure, as set forth in paragraph E and F following.

                  E. Review Procedure: In order to provide a procedure by which a claimant under this Agreement may have a reasonable opportunity to appeal a denial of a claim for a full and fair review, the claimant or his duly authorized representative:




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                  (1) May request a review upon written application to the Bank;

                  (2) May review pertinent documents or agreements relating to this Agreement; and

                  (3) May submit issues and comments in writing. A claimant, or his duly authorized representative, shall request a review by filing a written application for review at any time within thirty (30) days after receipt by the claimant of written notice of the denial of his claim.

                  F. Decision on Review: A decision on review of a denial of claim shall be made in the following manner:

                  (1) The decision on review shall be made by the Bank, which may, in its sole discretion, hold a hearing on the denied claim. The Bank shall make its decision on the appeal promptly, unless special circumstances (such as the need to hold a hearing) require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than ninety (90) days after receipt of the request for review.

                  (2) The decision on review shall be in writing and shall include specific reasons for the decisions, written in a manner calculated to be understood by the claimant, and specific references to the Agreement provisions on which the decision is based.

                                   ARTICLE VII
                           AMENDMENTS; BINDING EFFECT

                  A. Amendments: The provisions of this Agreement may only be terminated or modified if in a writing signed by both parties.

                  B. Binding Effect: This Agreement shall be binding upon the heirs and personal representatives of Executive and the successors and assigns of the Bank.




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                                  ARTICLE VIII
                                  NO ASSIGNMENT

                  No amounts held by the Bank for the benefit of Executive or otherwise due to Executive pursuant to this Agreement may be assigned, pledged, encumbered, alienated, anticipated or committed by Executive or his personal representative or his designated Beneficiary, and to the extent permitted by law, no such amounts shall be subject to the debts, contracts or obligations of Executive or his personal representative or Beneficiary nor in any way subject to any legal process to levy upon, attach or garnish such amounts.

                                   ARTICLE IX
                                  GOVERNING LAW

                  This Agreement has been executed and delivered in the Commonwealth of Pennsylvania and its validity, interpretation, performance and enforcement shall be governed in all respects under and by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provision hereof shall continue to be fully effective.






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                                    ARTICLE X
                              RETENTION OF SERVICES

                  This Agreement shall not be construed as giving Executive any right to have his services retained or continued by the Bank.

                  IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and its seal affixed hereto by its duly authorized officers, and the undersigned Executive has signed and sealed this Agreement, all as of the day and year first above written.

ATTEST:                             DOWNINGTOWN NATIONAL BANK

                                    By:/s/ William S. Latoff

Name:/s/ Bruce E. Moroney           Name: William S. Latoff

Title:   SVP/CFO                    Title: Chairman of the Board of Directors



                                    EXECUTIVE

/s/ Bruce E. Moroney                /s/ Henry F. Thorne
Witness                             Henry F. Thorne














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